Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Petros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid

Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(a)	2,391,348	(3)	$2.79	$6,659,904.18	$92.70 per $1,000,000	$617.37	(4)

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$6,659,904.18	$617.37

	Total Fees Previously Paid								$617.37

	Total Fee Offsets

	Net Fee Due								$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-1 (the “Registration Statement”) shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on The Nasdaq Capital Market (“Nasdaq”) on January 5, 2022, of $2.79 per share.

(3)	Comprised of (i) 641,406 PIPE Shares (as defined in the Registration Statement), (ii) 1,639,942 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Investor Warrants (as defined in the Registration Statement), and (iii) 110,000 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Katalyst Warrants (as defined in the Registration Statement). Pursuant to Rule 416 under the Securities Act, the Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(4)	Paid in connection with the filing of the Registration Statement with respect to the registration of (i) 641,406 PIPE Shares, (ii) 1,639,942 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Investor Warrants, and (iii) 110,000 shares of common stock that may be sold by the selling stockholders named herein upon the exercise of the Katalyst Warrants.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A